UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 --------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 23, 1998
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                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Virginia                     001-13467                56-1641133
           --------                     ---------                ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


      911 East Leigh Street, Suite G-19, Richmond, Virginia      23219
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          (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (804) 648-3820
                                                   ----------------------


                                      N/A
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          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

                  Goodman & Company, L.L.P. ("Goodman") served as the Company's independent public accountants for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997. For various business reasons, the Audit Committee of the Company's Board of Directors (the "Audit Committee") recommended the dismissal of Goodman to the Company's Board of Directors, and on February 23, 1998, the Company officially terminated its business relationship with Goodman. Goodman's reports on the Company's financial statements for each of the last two fiscal years did not contain an adverse, qualified or disclaimer of opinion. Similarly, Goodman did not modify either such report as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Goodman regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Upon the recommendation of the Audit Committee of the Company's Board of Directors, the Board of Directors of the Company appointed on February 23, 1998, subject to the approval of the Company's shareholders, the firm McGladrey & Pullen, LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ended December 31, 1998.


Item 7.  Financial Statements and Exhibits.

     a.  Financial statements.
              Not applicable.

     b.  Pro forma Financial Information.
              Not applicable.

     c.  Exhibits.

           16.1 - Letter on change in certifying accountant (filed herewith).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       COMMONWEALTH BIOTECHNOLOGIES, INC.



                                       By:     /s/ Robert B. Harris, Ph.D.
                                               ---------------------------
                                               Robert B. Harris, Ph.D.
                                               President






March 12, 1998